Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Bill Davis
Perficient, Inc.
314-995-8822
bill.davis@perficient.com

PERFICIENT REPORTS FIRST QUARTER 2006 RESULTS

~ Company Reports Record Quarterly Revenues and
Exceeds Consensus Revenue and EPS Estimates;
Achieves $0.07 Diluted GAAP EPS and $0.10 Diluted Cash EPS1

AUSTIN, Texas - May 3, 2006 - Perficient, Inc. (NASDAQ: PRFT) a leading information technology consulting firm serving Global 2000 and midsize clients throughout the United States, today reported financial results for the quarter ended March 31, 2006.

Financial Highlights
For the first quarter ended March 31, 2006:

▪	Total revenue, including reimbursed expenses, was up 50% to $29.6 million compared to $19.7 million during the first quarter of 2005;
▪	Total services revenue, including reimbursed expenses, was up 47% to $27.0 million compared to $18.3 million during the first quarter of 2005.
▪
GAAP earnings per share on a fully diluted basis were up 17% to $0.07 compared to $0.06 per share during the first quarter of 2005. GAAP earnings per share reflects non-cash stock compensation expense under new FASB rules which was not included in the first quarter of 2005 as described below.

▪	Cash earnings per share[1] on a fully diluted basis were up 43% to $0.10 compared to $0.07 per share during the first quarter of 2005.
▪
EBITDA[2] was up 22% to $3.6 million compared to $3.0 million during the first quarter of 2005. EBITDA[2] included GAAP non-cash stock compensation expense of approximately $724,000 and $59,000 in the first quarter of 2006 and 2005, respectively.

▪
Net income was up 15% to $1.7 million compared to $1.5 million during the first quarter of 2005. Net income included GAAP non-cash stock compensation expense net tax effect of approximately $582,000 and $36,000 in the first quarter of 2006 and 2005, respectively.

▪
Gross margin for services revenue was 34.7% compared to 36.8% in the first quarter of 2005. Gross profit for services revenue included GAAP non-cash stock compensation expense of approximately $232,000 and $-0- in the first quarter of 2006 and 2005, respectively.

▪	Gross margin for software revenue was 14.7% compared to 16.2% in the first quarter of 2005.

“Q1 was a record quarter for Perficient, with 22% organic revenue growth, 50% total revenue growth and strong profitability,” said Jack McDonald, Perficient’s chairman and chief executive. “The market is showing increasing signs of strength, as we continue to win larger and more strategic engagements. We enter Q2 at an annualized revenue run-rate approaching $130 million. Our Q2 revenue guidance represents services revenue growth of 50% to 58% and is the highest we’ve ever provided. In addition, our acquisition pipeline is strong and we are actively exploring additional acquisitions to supplement our strong organic growth.”

This is the first quarter that Perficient’s financial results include stock-based compensation expenses from the adoption of the new accounting standard, FAS 123(R). Perficient’s financial results for prior periods have not been restated for FAS 123(R). In addition, Perficient continues to disclose its non-GAAP financial measure of cash earnings per share on a fully diluted basis, which exclude the stock-based compensation expense as well as stock option related payroll taxes, amortization of acquired intangible assets and the income taxes related to these items.

1 Cash earnings per share (CEPS) on a fully diluted basis is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than GAAP diluted earnings per share. CEPS measures presented may not be comparable to similarly titled measures presented by other companies. CEPS is defined as net income plus amortization of intangibles and stock compensation divided by shares used in computing diluted net income per share.

2 EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

Other Q1 Highlights:
Among other achievements in Q1, Perficient:

▪
Added new customer relationships and follow-on projects with leading companies including: Allied Solutions, Broadlane, Burlington Northern Santa Fe, Centene, Charter Communications, Coleman Cable, Comerica, Cummins, Deutsche Bank, Federal Express, FinishLine, Franklin Electrical Sales, ITT Educational Services, LabCorp, Luxxotica, McKesson, RC2, Salt River Project, Scottrade, Solstice Software, TXU, Wachovia Securities, Wheaton Van Lines and many others;

▪	Realized its 12th consecutive quarter of positive net income and earnings per share;

▪
Was honored by IBM as the recipient of the 2006 Lotus North American Partner of the Year Award, an award granted annually for Lotus technology experience and expertise to just one IBM Business Partner in all of North America; and

▪	Was profiled as a compelling growth story in the March 29th edition of Investor’s Business Daily;

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

The company expects its Q2 2006 services and software revenue, including reimbursed expenses, to be in the range of $31.0 million to $32.8 million, comprised of $30.4 million to $32.0 million of revenue from services including reimbursed expenses and $600,000 to $800,000 of revenue from sales of software. The guidance range of services revenue including reimbursed expenses would represent services revenue growth of 50% to 58% over the second quarter of 2005.

Conference Call Details
Perficient will host a conference call regarding first quarter financial results today at 4:30 p.m. Eastern.

WHAT: Perficient First Quarter 2006 Results
WHEN: Wednesday, May 3, 2006, at 4:30 p.m. Eastern.
CONFERENCE CALL NUMBERS: 800-510-0146 (U.S. and Canada) 617-614-3449 (International)
PARTICIPANT PASSCODE: 67870991
REPLAY TIMES: Wednesday, May 3, 2006, at 6:30 p.m. Eastern, through Wednesday, May 10, 2006
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 93612272

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and midsize companies throughout the United States. Perficient helps clients gain competitive advantage by using Internet-based technologies to make their businesses more responsive to market opportunities and threats, strengthen relationships with customers, suppliers and partners, improve productivity and reduce information technology costs. Our solutions enable our clients to operate a real-time enterprise that dynamically adapts business processes and the systems that support them to the changing demands of an increasingly global, Internet-driven and competitive marketplace. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft Gold Certified Partner, a Documentum Select Services Team Partner and a Siebel partner. For more information about Perficient, which employs more than 625 professionals in the United States and Canada, please visit www.perficient.com.

IBM and WebSphere are trademarks of International Business Machines Corporation in the United States, other countries, or both.

Safe Harbor Statement
 Safe Harbor Statement "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competitive services, demand for services like those provided by the Company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the Company’s growth, credit risks associated with the Company’s accounts receivable, the Company’s ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, and other risks detailed from time to time in the Company’s filings with Securities and Exchange Commission, including the most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Perficient uses non-GAAP measures, such as EBITDA and Cash Earnings Per Share (“CEPS”) on a fully diluted basis, which are adjusted from results based on GAAP to exclude certain expenses. Perficient believes these non-GAAP financial measures are important representations of a company’s financial performance and uses such non-GAAP information internally to evaluate and manage its operations. Management has provided information regarding EBITDA and CEPS to assist investors in analyzing Perficient’s financial position and results of operations. These non-GAAP measures are provided to enhance the users’ overall understanding of our financial performance, but are not intended to be regarded as an alternative to or more meaningful than GAAP measures. These non-GAAP measures presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA to income from operations and net income and a reconciliation of net income to adjusted net income for CEPS are included in the unaudited consolidated statements of operations attached to this release.

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2005	2006
	(unaudited)
Revenue
Services	$17,657,101	$25,606,343
Software	1,406,856	2,682,052
Reimbursable expenses	660,193	1,355,598
Total revenue	19,724,150	29,643,993

Cost of revenue
Project personnel costs	10,920,496	16,265,590
Software costs	1,179,540	2,288,044
Reimbursable expenses	660,193	1,355,598
Other project related expenses	243,673	447,143
Total cost of revenue	13,003,902	20,356,375
Gross margin	6,720,248	9,287,618

Selling, general and administrative	3,734,183	5,637,948
EBITDA[1]	2,986,065	3,649,670

Depreciation	177,336	167,717
Amortization of intangibles	276,876	424,891
Income from operations	2,531,853	3,057,062
Interest income	1,663	1,596
Interest expense	(112,504)	(84,260)
Other	(1,163)	59,160
Income before income taxes	2,419,849	3,033,558
Provision for income taxes	931,546	1,328,915
Net income	$1,488,303	$1,704,643

Basic net income per share	$0.07	$0.07
Diluted net income per share	$0.06	$0.07
Shares used in computing basic
net income per share	21,161,659	23,537,534
Shares used in computing diluted
net income per share	24,804,451	26,183,393

Reconciliation of GAAP diluted net income per share to CEPS[2] :
Net income	$1,488,303	$1,704,643
Amortization of intangibles	276,876	424,891
Stock compensation	59,157	724,070
Related tax effect	(129,373)	(306,322)
Adjusted net income for CEPS	$1,694,963	$2,547,282
CEPS[2]	$0.07	$0.10

1 EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

2 Cash earnings per share (CEPS) on a fully diluted basis is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than GAAP diluted earnings per share. CEPS measures presented may not be comparable to similarly titled measures presented by other companies. CEPS is defined as net income plus amortization of intangibles and stock compensation divided by shares used in computing diluted net income per share.

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2005	2006
ASSETS	(unaudited)
Current assets:
Cash	$5,096,409	$2,336,790
Accounts receivable, net	23,250,679	23,407,646
Other current assets	2,416,782	1,815,267
Total current assets	30,763,870	27,559,703
Net property and equipment	960,136	1,069,982
Net Goodwill	46,263,346	46,201,848
Net intangible assets	5,768,479	5,391,177
Other noncurrent assets	1,179,070	1,517,585
Total assets	$84,934,901	$81,740,295

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,773,614	$2,651,403
Current portion of long term debt	1,337,514	1,361,169
Other current liabilities	8,330,809	5,554,233
Current portion of notes payable to related parties	243,847	248,448
Total current liabilities	13,685,784	9,815,253
Long term debt, net of current portion	5,338,501	1,989,209
Total liabilities	19,024,285	11,804,462

Stockholders' equity:
Common stock	23,295	23,676
Additional paid-in capital	115,120,099	117,450,735
Accumulated other comprehensive loss	(87,496)	(97,939)
Accumulated deficit	(49,145,282)	(47,440,639)
Total stockholders' equity	65,910,616	69,935,833
Total liabilities and stockholders' equity	$84,934,901	$81,740,295